UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		September 19, 2011
NIKE, Inc.
(Exact name of registrant as specified in charter)

OREGON	1-10635	93-0584541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE BOWERMAN DRIVE BEAVERTON, OR		97005-6453
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(503)671-6453

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a vote of Security Holders

The NIKE, Inc. annual meeting of shareholders was held on Monday, September 19, 2011, in Beaverton, Oregon.  The following matters were submitted to a vote of the shareholders, the results of which are as follows:

Proposal 1 - Election of Directors:

    Directors Elected by Holders of Class A Common Stock:

Class A Nominees for Director	For	Withheld	Broker Non-Votes
Elizabeth J. Comstock	89,501,872	8,000	0
John G. Connors	89,509,872	0	0
Timothy D. Cook	89,501,872	8,000	0
Douglas G. Houser	89,509,872	0	0
Philip H. Knight	89,509,872	0	0
Mark G. Parker	89,509,872	0	0
Johnathan A. Rodgers	89,501,872	8,000	0
Orin C. Smith	89,501,872	8,000	0
John R. Thompson, Jr.	89,509,872	0	0

    Directors Elected by Holders of Class B Common Stock:

Class B Nominees for Director	For	Withheld	Broker Non-Votes
Alan B. Graf, Jr.	287,286,662	1,415,897	28,379,654
John C. Lechleiter	287,405,458	1,297,101	28,379,654
Phyllis M. Wise	170,163,298	118,539,262	28,379,654

Proposal 2 - Advisory Vote on Executive Compensation:

    Class A and Class B Common Stock Voting Together:

For	Against	Abstain	Broker Non-Votes
372,387,771	4,428,116	1,396,544	28,379,654

Proposal 3 - Frequency of Future Advisory Votes on Executive Compensation:

    Class A and Class B Common Stock Voting Together:

1 year	2 Years	3 Years	Abstain	Broker Non-Votes
332,373,035	557,117	44,478,476	533,796	28,379,654

Proposal 4 - Ratify the Appointment of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for Fiscal Year 2012:

    Class A and Class B Common Stock Voting Together:

For	Against	Abstain	Broker Non-Votes
399,968,429	6,048,836	574,820	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIKE, Inc. (Registrant)

Date: September 23, 2011	By:	/s/ Donald W. Blair
Donald W. Blair
Chief Financial Officer